(Executive Version)
Exhibit 10.28
RESTRICTED STOCK AWARD AGREEMENT
[NAME]
     THIS AGREEMENT (the “Agreement”) is made effective as of                      (the “Grant Date”), between Rockwell Medical Technologies, Inc., a Michigan corporation (the “Company”), and the individual whose name is set forth on the signature page hereof, who is an employee of the Company or a Subsidiary of the Company (the “Employee”). Capitalized terms not otherwise defined herein shall have the same meanings as in the 2007 Long Term Incentive Plan (the “Plan”).
     WHEREAS, Employee is employed by the Company or one of its Subsidiaries and the Company desires to grant the Employee shares of Common Stock, pursuant to the terms and conditions of this Agreement (the “Restricted Stock Award”) and the Plan (the terms of which are hereby incorporated by reference and made a part of this Agreement); and
     WHEREAS, the Committee has determined that it would be in the best interest of the Company and its shareholders to grant the shares of Common Stock provided for herein to the Employee as an incentive for increased efforts during his or her employment, has approved the grant of the Restricted Stock Award on the Grant Date and has advised the Company thereof and instructed the undersigned officer to grant said Restricted Stock Award.
     NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:
     1. Grant of the Restricted Stock. Subject to the terms and conditions of the Plan and the additional terms and conditions set forth in this Agreement, the Company hereby grants to the Employee                      shares of Common Stock (hereinafter called the “Restricted Stock”). The Restricted Stock shall vest and become nonforfeitable in accordance with Section 2 hereof. In the event of any conflict between the Plan and this Agreement, the terms of the Plan shall control.
     2. Vesting and Forfeiture.
     (a) So long as the Employee continues to be employed by the Company or its Subsidiaries, the Restricted Stock shall become vested and non-forfeitable upon the earliest to occur of (i) in two equal installments on the eighteen-month and thirty-six month anniversaries of the Grant Date (the “Vesting Dates”), or (ii) subject to the Committee’s right to declare, pursuant to Section 9.2(c) of the Plan, that the Restricted Stock shall not become immediately vested upon a Change in Control in which the successor company assumes the Restricted Stock Award, the occurrence of a Change in Control.

     (b) If Employee terminates employment for any reason, Employee’s right to shares of Common Stock subject to the Restricted Stock Award that are not yet vested automatically shall terminate and be forfeited by Employee unless the Committee, in the exercise of its authority under the Plan, modifies the Vesting Date(s) in connection with such termination.
     3. Certificates.
     (a) (i) Certificates evidencing the Restricted Stock shall be issued by the Company and shall be registered in the Employee’s name on the stock transfer books of the Company promptly after the date hereof, but shall remain in the physical custody of the Company or its designee at all times prior to the vesting of such Restricted Stock pursuant to Section 2. The Employee hereby acknowledges and agrees that the Company shall retain custody of such certificate or certificates until the restrictions imposed by Section 2 on the Common Stock granted hereunder lapse. As a condition to the receipt of this Restricted Stock Award, the Employee shall deliver to the Company an Assignment Separate From Certificate in the form attached as Exhibit A, duly endorsed in blank, relating to the Restricted Stock. No certificates shall be issued for fractional shares.
          (ii) As soon as practicable following the vesting of the Restricted Stock pursuant to Section 2, certificates for the Restricted Stock which shall have vested shall be delivered to the Employee or to the Employee’s legal guardian or representative along with the stock powers relating thereto.
          (iii) The certificates representing the vested Restricted Stock delivered to the Employee as contemplated by this Section 3(a) shall bear the legend set forth in Section 10.3(b) of the Plan and shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission or any stock exchange upon which such Common Stock is listed, any applicable Federal or state laws and the Company’s Articles of Incorporation and Bylaws, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.
     (b) Notwithstanding Section 3(a) of this Agreement, the shares subject to the Restricted Stock Award may be issued by the Company in book entry form and the shares deposited with the appropriate registered book-entry custodian. If so issued, a notation to the same restrictive effect as the legend required by Section 10.3(b) of the Plan shall be placed on the transfer agent’s books in connection with such shares. As soon as practicable following the vesting of the Restricted Stock pursuant to Section 2, such notation shall be removed from such book entry.
     4. Rights as a Stockholder. The Employee shall have no rights as a stockholder of the Company until certificates are issued or a book entry representing such shares has been made and such shares have been deposited with the appropriate registered book entry custodian. Once issued, the Employee shall be the record owner of the Restricted Stock unless or until such Restricted Stock is forfeited pursuant to Section 2 hereof or is otherwise sold, and as record owner shall be entitled to all rights of a common stockholder of the Company (including, without limitation, the right to vote and to receive dividends and other distributions on the shares of Restricted Stock); provided, however, that any dividends or distributions paid on Restricted

Stock prior to the lapse of transfer restrictions shall be subject to the same restrictions on transferability as the shares of Restricted Stock with respect to which they were paid (and which restrictions shall lapse when the restrictions on the related shares of Restricted Stock lapse).
     5. Transferability. The Restricted Stock may not, at any time prior to becoming vested pursuant to Section 2, be transferred, sold, assigned, pledged, hypothecated or otherwise alienated.
     6. Employee’s Employment by the Company. Nothing contained in this Agreement or the Plan (i) obligates the Company or any Subsidiary to employ the Employee in any capacity whatsoever or (ii) prohibits or restricts the Company or any Subsidiary from terminating the employment, if any, of the Employee at any time or for any reason whatsoever, with or without cause, and the Employee hereby acknowledges and agrees that neither the Company nor any other person or entity has made any representations or promises whatsoever to the Employee concerning the Employee’s employment or continued employment by the Company or any Subsidiary thereof.
     7. Change in Capitalization. In the event of a merger, reorganization, consolidation, recapitalization, dividend or distribution (whether in cash, shares or other property), stock split, reverse stock split, spin-off or similar transaction or other change in corporate structure affecting the Common Stock or the value thereof, prior to the time the restrictions imposed by Section 2 on the Restricted Stock granted hereunder lapse, such adjustments and other substitutions shall be made to the Restricted Stock Awards as the Committee deems equitable or appropriate. Any stock, securities or other property exchangeable for Restricted Stock pursuant to such transaction shall be deposited with the Company and shall become subject to the restrictions and conditions of this Agreement to the same extent as if it had been the original property granted hereby, all pursuant to the Plan.
     8. Withholding. The Company shall have the right to withhold from Employee’s compensation or to require Employee to remit sufficient funds to satisfy applicable withholding for income and employment taxes upon the vesting of Restricted Stock pursuant to Section 2. Subject to limitations in the Plan, Employee may, in order to fulfill the withholding obligation, tender previously-acquired shares of Common Stock that have been held at least six months, provided that the shares have an aggregate Fair Market Value sufficient to satisfy in whole or in part the applicable withholding taxes. The Company shall be authorized to take such action as may be necessary, in the opinion of the Company’s counsel (including, without limitation, withholding vested Common Stock otherwise deliverable to the Employee and/or withholding amounts from any compensation or other amount owing from the Company to the Employee), to satisfy the obligations for payment of the minimum amount of any such taxes.
     9. Limitation on Obligations. The Company’s obligation with respect to the Restricted Stock granted hereunder is limited solely to the delivery to the Employee of shares of Common Stock on the date when such shares are due to be delivered hereunder, and in no way shall the Company become obligated to pay cash in respect of such obligation. This Restricted Stock Award shall not be secured by any specific assets of the Company or any of its Subsidiaries, nor shall any assets of the Company or any of its subsidiaries be designated as attributable or allocated to the satisfaction of the Company’s obligations under this Agreement.

In addition, the Company shall not be liable to the Employee for damages relating to any delay in issuing the shares or share certificates, any loss of the certificates, or any mistakes or errors in the issuance of the certificates or in the shares or certificates themselves.
     10. Securities Laws. Upon the vesting of any Restricted Stock, the Company may require the Employee to make or enter into such written representations, warranties and agreements as the Committee may reasonably request in order to comply with applicable securities laws or with this Agreement. The granting of the Restricted Stock hereunder shall be subject to all applicable laws, rules and regulations and to such approvals of any governmental agencies as may be required.
     11. Notices. Any notice to be given under the terms of this Agreement to the Company shall be addressed to the Company in care of its Secretary, and any notice to be given to the Employee shall be addressed to him or her at the address stated in the Company’s employee records. By a notice given pursuant to this Section 11, either party may hereafter designate a different address for notices to be given to the party. Any notice that is required to be given to the Employee shall, if the Employee is then deceased, be given to the Employee’s personal representative if such representative has previously informed the Company of his status and address by written notice under this Section 11. Any notice shall have been deemed duly given when enclosed in a properly sealed envelope or wrapper addressed as aforesaid, deposited (with postage prepaid) in a post office or branch post office regularly maintained by the United States Postal Service or when delivered personally to the Secretary or Employee.
     12. Governing Law. The laws of the State of Michigan shall govern the interpretation, validity and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.
     13. Amendment. Subject to Sections 2 and 7 of this Agreement and Section 10.6 of the Plan, this Agreement may be amended only by a writing executed by the parties hereto if such amendment would adversely affect Employee. Any such amendment shall specifically state that it is amending this Agreement.
     14. Signature in Counterparts. This Agreement may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.
[Signatures on next page]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the Grant Date.

EMPLOYEE

[Name of Employee]

ROCKWELL MEDICAL TECHNOLOGIES, INC.

By:
Name:
Title:

EXHIBIT A
ASSIGNMENT SEPARATE FROM CERTIFICATE
     FOR VALUE RECEIVED,                      hereby sells, assigns and transfers unto                                         shares of the Common Stock of Rockwell Medical Technologies, Inc. standing in the name of the undersigned on the books of said Rockwell Medical Technologies, Inc. represented by Certificate No.                      herewith and do hereby irrevocably constitute and appoint                      his or its duly-appointed agent and attorney to transfer the said stock on the books of Rockwell Medical Technologies, Inc. with full power of substitution in the premises.
Dated:                                         ,

[signature]

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